                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          GOLF TRAINING SYSTEMS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------
--------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                          GOLF TRAINING SYSTEMS, INC.
                              3400 CORPORATE WAY
                                    SUITE G
                             DULUTH, GEORGIA 30136
                                (770) 623-6400

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 25, 1996

                               ----------------

To the Shareholders of Golf Training Systems, Inc.:

  The Annual Meeting of Shareholders (the "Annual Meeting") of Golf Training Systems, Inc. (the "Company") will be held at the Northeast Atlanta Hilton, 5993 Peachtree Industrial Blvd., Norcross, Georgia 30092 on Monday, November 25, 1996 at 9:00 a.m., for the purpose of acting upon the following matters:

    1. Classification of Board of Directors. To amend the Company's Certificate of Incorporation to divide the Board of Directors into three
  (3) classes of Directors (Proposal 1).

    2. Election of Directors. To elect seven (7) Directors to the Board of Directors to serve either (i) until the next Annual Meeting of Shareholders in 1997 or (ii) until the Annual Meeting of Shareholders at which the term of the class to which the Director has been chosen expires, if the Board is classified pursuant to Proposal 1, and in each case continuing thereafter until the successors of such Directors have been elected and qualified (Proposal 2).

    3. Amendments to Stock Option Plan. To increase the number of shares of common stock authorized for issuance and to remove certain exercise and vesting requirements for Director Options under the Company's 1994 Stock Option Plan (Proposal 3).

    4. Other Business. To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

  The Board of Directors has set October 11, 1996 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CAREFULLY READ EACH OF THE PROPOSALS AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

  YOUR PROXY IS IMPORTANT. WHETHER OR NOT A SHAREHOLDER PLANS TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MARKING THE PROPOSALS, SIGNING AND MAILING THE PROXY TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN ON THE MATTER AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors

                                          /s/ Wayne C. McDonald
                                          ----------------------------
                                          Wayne C. McDonald
                                          Chairman of the Board and
                                          Chief Executive Officer

                          GOLF TRAINING SYSTEMS, INC.

                            -----------------------

                                PROXY STATEMENT
                         Annual Meeting of Shareholders
                          To Be Held November 25, 1996



                         PROXY SOLICITATION AND VOTING

General

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Proxies from the shareholders of Golf Training Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting").

     The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by Proxy, even if he attends the Annual Meeting. Any Proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid Proxies received pursuant to this solicitation and not revoked before their exercise, will be voted in the manner specified therein.
If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in favor of each of the Proposals described below and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.


     This Proxy Statement and the enclosed Proxy are being mailed to the Company's shareholders on or about October 28, 1996.

Record Date and Outstanding Shares

     The Board of Directors has set October 11, 1996 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 2,982,987 shares of common stock of the Company issued and outstanding.

Quorum and Voting Rights

     A quorum for the transaction of business at the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by Proxy.

     Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting. Proposal 1 to be voted on at the Annual Meeting requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by Proxy. Proposal 2 to be voted on at the Annual Meeting requires the affirmative vote of a plurality of the shares of common stock of the Company present in person or represented by Proxy. Proposal 3 to be voted on at the Annual Meeting requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by Proxy.

Solicitation of Proxies

     In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit Proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.

                          CLASSIFICATION OF DIRECTORS
                                  (PROPOSAL 1)

General

     The General Corporation Law of the State of Delaware permits a corporation to divide its board of directors into up to three (3) classes, with each class roughly equal in numbers, whereby the term of office of only one class of directors expires on the date of each Annual Meeting of Shareholders. The Company proposes to divide its Board of Directors into three (3) classes, the term of office of the first Class of Directors would expire at the first Annual Meeting of Shareholders after their election; the term of office of the second Class of Directors would expire at the second Annual Meeting of Shareholders after their election; and the term of office of the third Class of Directors would expire at the third Annual Meeting of Shareholders after their election. After the expiration of the initial one year, two year or three year terms of office of each Class of Directors, each Class of Directors would be subject for election to a three year term.

     If Proposal 1 is adopted, the Company's Certificate of Incorporation will be amended, by the addition of a new Article Eleventh, to divide the Board of Directors, which currently consists of seven members, into three classes, designated Class One, Class Two, and Class Three. The Class One Directors would serve until the Annual Meeting of Shareholders to be held in 1997, the Class Two Directors would serve until the Annual Meeting of Shareholders to be held in 1998, and the Class Three Directors would serve until the Annual Meeting of Shareholders to be held in 1999, and each Class of Directors would serve until their successors are duly elected and qualified or until their earlier resignation, retirement, death, disqualification or removal from office. As a result, only one Class of Directors would be elected at each Annual Meeting of Shareholders commencing in 1997, with the other Classes continuing their respective terms.

     If the Company's Board of Directors is classified, the General Corporation Law of the State of Delaware provides that members of such classified Board of Directors may only be removed for cause, unless the Certificate of Incorporation provides otherwise. The Board has not proposed that the Company's Articles of Incorporation be amended to permit removal of Directors without cause. The Company's Bylaws regarding removal of Directors will be amended by the Board to conform to Delaware law if Proposal 1 is adopted.

     The Company's Bylaws will be amended by the Board, if Proposal 1 is adopted, to provide that a vacancy on the Board, including a vacancy created by an increase in the number of Directors, may be filled by a majority of the Directors then in office, though less than a quorum, and that any new Director elected to fill a vacancy on the Board will serve the remainder of the full term of the class in which the vacancy incurred, rather than until the next Annual Meeting of Shareholders, and that decrease in the number of Directors shall shorten the term of any Director then in office.

Other Considerations Relating to Proposal 1

     The proposal to classify the Company's Board of Directors is not the result of the Board of Directors current knowledge of any specific effort by any party obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise, or by any person's effort to accumulate the Company's securities. However, the classification of the Company's Board would be viewed by a potential acquiror as an anti-takeover measure since a solicitation in opposition to management could take two Annual Meeting of Shareholders to obtain at least a majority of the directorships of the Company.

     The present Board of Directors believes that the classification of the Board into three Classes of Directors will (i) promote continuity of management, because approximately one-third of the Board of Directors would be subject to election each year and approximately two-thirds of the remaining Directors, at any one time, would have at least one year's experience as Directors of the Company and (ii) moderate the pace of change on the Board of Directors by extending the time required to elect a majority of Directors from one to two years. The present Board of Directors believes it is in the best interest of the Company and its shareholders to promote continuity of management and stability of the Company's business plan in order to attract qualified employees to carry out its business plan.

     There has been a trend in the securities markets toward the accumulation of substantial stock positions in a publicly-held corporation as a prelude to proposing a takeover or a restructuring and sale of all or part of the assets of corporation, or other similar extraordinary corporate actions. Such actions are often taken without advance notice to, or consultation with, management of the corporation. In many cases, the acquiror seeks representation on the corporation's board of directors in order to increase the likelihood that its proposal will be implemented by the corporation. If the corporation resists the efforts of the acquiror to obtain representation on its board of directors, the acquiror may commence a proxy contest to have its nominees elected to the board, in place of certain directors or the entire board. In some cases, the acquiror may not truly be interested in taking over the corporation, but uses the threat of a proxy fight and/or a takeover bid for the corporation as a means of obtaining for itself a special benefit, which may not be available to all of the corporation's shareholders.

     The Company's Board of Directors believes that the potential threat of removal of management in a takeover situation would severely curtail management's ability to negotiate effectively with a potential acquiror. Management would be deprived of the time and information necessary to evaluate the takeover or acquisition proposal, to study alternative proposals and to develop and ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. Proposal 1 will help ensure that the Company's Board, if confronted by a proposal from an acquiror of a significant block of the Company's securities, will have sufficient time to review the proposal and consider an alternative to the proposal. Proposal 1 is intended also to encourage persons seeking to acquire control of the Company to initiate such action through arms-length negotiations with the Company's Board of Directors, who would then be in a position to negotiate a transaction which is fair to all shareholders. Although a takeover or change in the Company's Board, proposed and effected without prior consultation or negotiation with the Board, would not necessarily be detrimental to the Company and its shareholders, the present Board of Directors believes that the benefits of seeking to protect its ability to negotiate with unsolicited third party proposals to takeover or restructure the Company outweigh the disadvantages of discouraging some proposals.

     If Proposal 1 is adopted, it would also make it more difficult for a new or existing shareholder to change the composition of the Board of Directors, even if the shareholder believes such change would be desirable. Furthermore, adoption of Proposal 1 would significantly extend the time required to make any change in the composition of the Board of Directors, as compared to the present Board of Directors, and may tend to discourage any takeover or restructuring bid for the Company. With a classified Board of Directors, it would normally take at least two Annual Meeting of Shareholders for holders of the Company's voting stock to make a controlling change in the composition of the Board of Directors, since approximately one-third of the Directors will be elected at each Annual Meeting. Since the adoption of Proposal 1 would increase the amount of time required for a takeover bid to obtain control of the Company without the cooperation of the Board of Directors, even if the acquiror were to acquire a majority of the Company's outstanding securities, it may tend to discourage certain tender offers, perhaps including some tender offers which some shareholders may feel will be in their best interests. Proposal 1 may tend to discourage accumulations of large blocks of the Company's voting stock from purchasers whose objective is to have such stock repurchased by the Company at a premium, and the adoption of Proposal 1 may also tend to reduce temporary fluctuations in the market price of the Company's common stock which may be caused by such accumulations.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 2)

General

     The members of the Board of Directors of the Company are elected by the shareholders. The number of Directors is determined by resolution of the Board of Directors. The Board of Directors has, by resolution, fixed the number of Directors at seven. The Annual Meeting is being held to elect seven Directors of the Company to serve either (i) until the next Annual Meeting of Shareholders in 1997 or (ii) until the Annual Meeting of Shareholders at the term of the class to which the Director has been chosen expires, if the Board is classified pursuant to Proposal 1, and in each case continuing thereafter until the successor of such Directors have been elected and qualified. In the event Proposal 1 is adopted, then, effective as of the effective date of the amendment to the Company's Certificate of Incorporation, the one year terms of the nominees, if elected as Directors, will be automatically classified and extended as follows:

---------------------------------------------------
NAME                    CLASS  TERM EXPIRATION DATE
---------------------------------------------------
George P. Lee III       One            1997
Parker Smith            One            1997
---------------------------------------------------
Nicholas J. Aquilino    Two            1998
Wayne C. McDonald       Two            1998
Richard E. White        Two            1998
---------------------------------------------------
Daniel A. Gordon        Three          1999
Thomas W. Tripp         Three          1999
---------------------------------------------------

     It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve, but if that should occur before the Annual Meeting, it is intended that the Proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     The Board of Directors of the Company presently consists of the seven members who are the nominees for election as named below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT AS DIRECTORS THE PERSONS NAMED BELOW.

Nominees

     The following sets forth the name, age and principal occupation of each nominee for election as a Director and the period during which he has previously served as a Director.

     Wayne C. McDonald, age 48, has been Chairman of the Board and Chief Executive Officer of the Company since the Company's inception in June 1991. Mr. McDonald was president, chief executive officer and a director of Cornerstone Products,

Inc., a company that developed and marketed point-of-sale products and programs in the sports industry since 1986. Cornerstone Products, Inc. managed programs for the National Basketball Association, Major League Baseball International, the National Hockey League, the Indianapolis Motor Speedway, the Brickyard 400 and the United States Olympic Committee.

     George P. Lee, III, age 38, has been President and Chief Operating Officer of the Company since July 1993, has been a Director of the Company since its inception in June 1991, and from its inception to July 1993 was the Company's Vice President-Operations. From November 1990 to June 1991, Mr. Lee was self-employed in the construction business. From 1979 to November 1990, Mr. Lee held various positions with P.R. Orton, Inc., a general contractor and developer, including vice president and general manager.

     Nicholas J. Aquilino, age 58, has been a Director of the Company since the Company's inception in June 1991 and has been Secretary of the Company since August 1994. Mr. Aquilino was a partner of Aquilino & Welsh, patent counsel to the Company, from 1967 to January 1993, when he became Of Counsel to such law firm.

     Daniel A. Gordon, age 57, has been a Director of the Company since June 1996. Mr. Gordon has been the owner/principal since 1992 of Corporate Growth Services, which provides consulting support services to business in the early stages of development. Mr. Gordon has also been chairman of the board of directors since 1993 of New Paradign Software Corp., a publicly held developer of computer systems integration software. From 1989 to 1992, Mr. Gordon served as president of Coin Banking Systems, Inc., which had been the banking system division of Coin Financial Systems, Inc., a financial software company. Mr. Gordon served as chairman and chief executive officer of Coin Financial Systems, Inc. from 1984 to 1989.

     Parker Smith, age 52, has been a Director of the Company since August 1994. Mr. Smith founded Golf Products International, Inc., a promoter of companies and products related to golf, of which he is a principal stockholder and president, in August 1993. Mr. Smith also has been the principal of Sports Opportunities, a promoter and planner of media conferences and golf events since 1980, and of Sports Opportunities International, Inc., a consulting business and advertising agency engaged in providing publicity, promotion and marketing strategy since 1973. He was a senior editor of Golf Magazine from 1971 to 1973.

     Thomas W. Tripp, age 43, was elected by the Board of Directors as a Director of the Company in October 1996 to fill a vacancy on the Board. Mr. Tripp is the owner and principal of Thomas W. Tripp, CPA, P.C. He was Chief Financial Officer of the Company from April 1995 to February 1996 on a part-time basis. Mr. Tripp has also been a financial officer of several other public and non-public companies since June 1991, providing these services on a part-time basis. Prior to June 1991, Mr. Tripp was a senior manager with Ernst & Young.

     Richard E. White, age 44, has been a Director of the Company since August 1994. Mr. White is a founder and has been chief executive officer of Strategic Merchandising Associates, a sports industry consulting firm, since April 1994. Mr. White was president of Major League Baseball Properties, the licensing, marketing and publishing arm of Major League Baseball, from 1988 to April 1994.

Meetings of the Board of Directors

     The Board of Directors of the Company had six meetings during the 1996 fiscal year.

Executive Compensation
----------------------

     The following table sets forth a summary of the compensation paid to or accrued on behalf of the chief executive officer and the other executive officer of the Company whose aggregate compensation exceeded $100,000 for services rendered during fiscal years ended June 30, 1996 and June 30, 1995. No other executive officer of the Company received compensation in excess of $100,000 during the fiscal years ended June 30, 1996 and June 30, 1995.

                           Summary Compensation Table

                                                                        Long Term
                                                                       Compensation
                                         Annual Compensation              Awards
                               ---------------------------------------  ----------
                                                                        Securities
Name and                                              Other Annual      Underlying    All Other
Principal              Fiscal                         Compensation       Options     Compensation
Position               Year    Salary ($)  Bonus ($)    ($)(1)             (#)           ($)
---------------------  ------  ---------   --------   ------------      ----------   -------------
Wayne C. McDonald       1996   $102,000       0              0            10,000           0
 Chairman and Chief     1995    110,360       0              0            10,000           0
 Executive Officer

George P. Lee, III      1996   $102,000       0              0            10,000           0
President and Chief
 Operating Officer

(1) Compensation does not include any perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.


          The following table sets forth certain information regarding the grant of stock options in the 1996 fiscal year to the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

                         Option Grants in Last Fiscal Year

                               Individual Grants

                          Number of                                 Exercise
                          Securities         % of Total Options        or
                     Underlying Options    Granted to Employees     Base Price
      Table              Granted (#)          in Fiscal Year          ($/Sh)     Expiration Date
------------------   ------------------    --------------------     ----------   ---------------

Wayne C. McDonald         10,000                   31%                $3.875     January 30, 2006
George P. Lee, III        10,000                   31%                $3.875     January 30, 2006


          The following table sets forth certain information regarding the exercise of stock options in the 1996 fiscal year by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                  Number of
                                                                  Securities          Value of
                                                                  Underlying        Unexercised
                                                                 Unexercised        In-the-Money
                                                                 Options at           Options
                                                                  FY-End (#)        at FY-End ($)

                      Shares Acquired     Value Realized        Exercisable/         Exercisable/
    Name               or Exercise (#)          $               Unexercisable        Unexercisable
--------------------------------------------------------------------------------------------------
Wayne C. McDonald          0                    0              16,000/20,000               0
George P. Lee              0                    0              16,000/20,000               0

Employment Agreements
---------------------

          In September 1994, the Company entered into an employment agreement with Wayne C. McDonald, the Chairman and Chief Executive Officer of the Company, and with George P. Lee, III, the President and Chief Operating Officer of the Company. Each agreement has a term of three years and provides for a base salary $125,000 per annum during the term of the agreement. The agreements provide that each executive officer shall be entitled to an annual bonus pursuant to the terms and conditions of a bonus plan to be established by the Board of Directors, the terms and conditions of which have yet to be determined. The agreements also provide that the executive officers will not compete with the Company during the term of the agreements and for a period of two years thereafter.

Director Compensation
---------------------

          Directors are reimbursed for expenses actually incurred in connection with each meeting of the Board of Directors or any committee thereof attended.

Stock Option Plan and Director Stock Options
--------------------------------------------

          The Company's Stock Option Plan covers 230,000 shares of the Company's common stock pursuant to which employees, officers and Directors of, and consultants or advisors to, the Company and any subsidiary corporation are eligible to receive incentive stock options and/or non-qualified stock options. The Stock Option Plan, which expires in September 2004, is administered by the Board of Directors or the Compensation Committee of the Board of Directors. The purposes of the Plan are to insure the retention of existing executive personnel, key employees, Directors, consultants and advisors and to provide additional incentive by permitting such individuals to participate in the ownership of the Company. The Company issued 225,000 stock options, in the aggregate, to 18 recipients.

          The provisions of the Stock Option Plan provide for the automatic grant of stock options to purchase shares of common stock (the "Director Options") to Directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). On December 31, 1994, each Eligible Director received a Director Option to purchase 10,000 shares of common stock. Future Eligible Directors of the Company are entitled to be granted a Director Option to purchase 10,000 shares of common stock on the date that such person is first elected or appointed a Director ("Initial Director Option"). Further, commencing on the day immediately following the date of the Annual Meeting of Shareholders for the Company's fiscal year ending June 30, 1995, each Eligible Director is entitled to be granted a Director Option to purchase 5,000 shares of common stock ("Automatic Grant"), other than Eligible Directors who receive an Initial Director Option since the last Automatic Grant, on the day immediately following the date of each Annual Meeting of Shareholders thereafter, as long as each Eligible Director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the common stock on the date of grant. Director Options are exercisable in four equal annual installments commencing one year from the date the option is granted and will expire the earlier of ten years from the date of grant or 90 days after the termination of the Director's service on the Board of Directors. Presently, Eligible Directors for Director Options are Messrs. Aquilino, Gordon, Smith, Tripp and White.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934.
------------------------------------------------------------------------

          Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and Directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and 10% or more stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 1996, all Directors, officers or 10% shareholders complied with all Section 16(a) filing requirements.

                             PRINCIPAL SHAREHOLDERS

          The following table sets forth certain information regarding the shares of the Company's common stock owned as of the record date (i) by each person who beneficially owns more than 5% of the shares of the Company's common stock, (ii) by each of the Company's Directors, and (iii) by all Directors and executive officers of the Company as a group.

                                        Number of     Percentage
Name of Beneficial Owner(1)             Shares(2)    Ownership(2)
------------------------------------  -------------  -------------

Wayne C. McDonald                       145,701(3)          4.8%
Chairman and Chief Executive
Officer

George P. Lee, III                      147,701(4)          4.9%
President, Chief Operating Officer
and Director

Nicholas J. Aquilino                     36,612(5)          1.2%
Director

Daniel A. Gordon                              0(6)            0
Director

Parker Smith                           20,336(5)(7)
Director                                                      *

Thomas W. Tripp                         6,000(6)(8)           *
Director

Richard E. White                          3,750(5)            *
Director

All Directors and executive             360,100(9)         14.6%
officers as a group
(7  persons)
------------------------

*Less than 1%

(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table. Except as otherwise indicated, the address of each beneficial owner is 3400 Corporate Way, Suite G, Duluth, Georgia 30136.

(2) Based on 2,982,987 shares outstanding as of the record date, and that shares underlying outstanding options or warrants exercisable within 60 days of the record date are deemed to be outstanding for purposes of calculating the percentage owned by holder.

(3) Includes 16,000 shares issuable upon exercise of outstanding stock options.

(4) Includes 16,000 shares issuable upon exercise of outstanding stock options and 1,000 shares issuable upon exercise of outstanding warrants.

(5) Includes 3,750 shares issuable upon exercise of outstanding Director
Options.

(6) Excludes 10,000 shares issuable upon exercise of outstanding Director Options, which are currently not exercisable within 60 days of the record date.

(7) Consists of shares issuable upon exercise of outstanding warrants held by Golf Products International, Inc., of which Mr. Smith is a principal stockholder and president.

(8) Consists of 6,000 shares issuable upon exercise of outstanding stock options

(9) Includes 17,586 shares issuable upon exercise of outstanding warrants and 38,000 shares issuable upon exercise of outstanding stock options. Includes 11,250 shares issuable upon exercise of outstanding Director Options.

                              CERTAIN TRANSACTIONS

     In August 1994, the Company entered into a Plan of Merger with Gruv-A-Swing, Inc. pursuant to which Gruv-A-Swing, Inc. merged with and into the Company. Prior to the merger (i) the stockholders of Gruv-A-Swing, Inc. were Wayne C. McDonald, the Chairman of the Board and Chief Executive Officer of the Company, George P. Lee, III, the President and Chief Operating Officer of the Company, J. Don Sircy, a stockholder of the Company, Nicholas J. Aquilino, Secretary and a Director of the Company and Steven J. Bartkowski, a stockholder of the Company, and (ii) Gruv-A-Swing, Inc. owned an aggregate of 845,878 shares of common stock (5,100,000 shares of Class B common stock prior to the recapitalization and reverse stock split) of the Company. These shares were acquired in November 1991, at the time of the commencement of the Company's operations, in consideration of the assignment by Gruv-A-Swing, Inc. to the Company of certain assets, including the patent and trademark rights relating to The Coach and an agreement in principle with David Leadbetter relating to his endorsement of The Coach. Pursuant to the Plan of Merger, the stockholders of Gruv-A-Swing, Inc. received an aggregate of 422,939 shares of common stock of the Company in consideration of the cancellation of the 845,878 shares of common stock held by Gruv-A-Swing, Inc. The effect of the merger and related recapitalization was to cause the stock ownership in the Company by the former stockholders of Gruv-A-Swing, Inc. to be held directly by such individuals (and not indirectly through Gruv-A-Swing, Inc.), to reduce such ownership interest by 50% and to eliminate the dual classes of Common Stock and, accordingly, the liquidation preference held by the holders of the Class A common stock.

     In May 1994, the Company entered into an agreement with golf instructor David Leadbetter pursuant to which Mr. Leadbetter agreed to endorse certain of the Company's products in exchange for a royalty based on a percentage of the net sales actually received by the Company from the sale of The Leadbetter Collection products. Mr. Leadbetter is a shareholder of the Company. During the fiscal year ended June 30, 1996, the Company paid royalties aggregating $68,750 to Mr. Leadbetter.

     The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties.

                        AMENDMENTS TO 1994 STOCK OPTION PLAN
                                  (PROPOSAL 3)

     The Board of Directors had determined that the Company should increase from 230,000 shares to 600,000 shares the number of shares of common stock authorized for issuance under the Company's 1994 Stock Option Plan, pursuant to which employees, officers and Directors of, and consultants or advisors to, the Company are eligible to receive incentive stock options and/or non-qualified stock options. The Stock Option Plan expires in September 2004. The purposes of the Plan are to insure the retention of existing executive personnel, key employees, Directors, consultants, advisors and to provide an additional incentive for permitting such individuals to participate in the ownership of the Company. As of October 11, 1996, the Company issued 225,000 stock options, in the aggregate, to 18 recipients.

     In addition, the Board of Directors has determined that Director Options issued under the Plan should be exercisable upon the date of grant and should expire ten years from the date of grant. The Plan presently provides that Director Options shall be exercisable in four equal annual installments commencing one year from the date the option is granted and expire the earlier of ten years after the date of grant or 90 days after termination of the Director's service on the Board.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders must be received at the principal offices of the Company not later than June 30, 1997.


                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.


                                 ANNUAL REPORT

     Copies of the 1996 Annual Report are being mailed to all shareholders together with this Proxy Statement.

PROXY
                          GOLF TRAINING SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints Nicholas J. Aquilino and Thomas
W. Tripp, each or any one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of Golf Training Systems, Inc. (the "Company"), held of record by the undersigned on October 11, 1996, at the Annual Meeting of the Shareholders (the "Annual Meeting") to be held on November 25, 1996, or any adjournments thereof.

PROPOSAL 1. To amend the Company's Certificate of Incorporation to divide the
            Board of Directors into three (3) classes of Directors.

Check One Box         FOR [_]   AGAINST [_]   ABSTAIN [_]

--------------------------------------------------------------------------------
PROPOSAL 2. To elect seven (7) Directors to the Board of Directors to serve either (i) until the next Annual Meeting of Shareholders in 1997 or
            (ii) until the Annual Meeting of Shareholders at which the term of the class of which the Director has been chosen expires, if the Board is classified pursuant to Proposal 1, and in each case continuing thereafter until the successors of such Directors have been elected and qualified.

 Nominees: Class One--George P. Lee III, Parker Smith (Term Expires 1997)
           Class Two--Nicholas J. Aquilino, Wayne C. McDonald, Richard E. White
                      (Term Expires 1998)
           Class Three--Daniel A. Gordon, Thomas W. Tripp (Term Expires 1999)
Check One Box  [_] FOR NOMINEES LISTED    [_] WITHHOLD AUTHORITY TO VOTE FOR ALL
                   ABOVE (EXCEPT AS           NOMINEES LISTED ABOVE
                   MARKED TO THE
                   CONTRARY BELOW)

Instructions: To withhold authority to vote for any individual Nominee, write that Nominee's name in the following space provided: ___________________________

--------------------------------------------------------------------------------

PROPOSAL 3. To increase the number of shares of common stock authorized for issuance and to remove certain exercise and vesting requirements for Director Options under the Company's 1994 Stock Option Plan

Check One Box         FOR [_]   AGAINST [_]   ABSTAIN [_]

--------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting.

  This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. Unless otherwise specified, this Proxy will be voted "For" the Proposals and in the discretion of the persons named as Proxies on all other matters which may properly come before the Annual Meeting or any adjournments thereof.

  Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            -----------------------------------
                                                         Signature

                                            -----------------------------------
                                                (Signature if held jointly)

                                            DATED:              , 1996

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THIS PROXY PROMPTLY USING THE
                                            ENCLOSED ENVELOPE